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                                                                     Exhibit 8.2
                      [on Sullivan & Cromwell letterhead]






                                                                   June 14, 2002
Koninklijke Philips Electronics N.V.,
Breitner Center,
Amstelplein 2,
1096 BC Amsterdam,
The Netherlands.


     RE:  Koninklijke Philips Electronics N.V.- Registration Statement on Form
          F-3

Dear Sirs:

                  We have acted as United States counsel to Koninklijke Philips Electronics N.V. (the "Debt Issuer") in connection with the registration statement on Form F-3, filed by the Debt Issuer (the "Registration Statement") under the Securities Act of 1933 (the "Act") of $2,500,000,000 aggregate amount of debt securities (the "Debt Securities") of the Debt Issuer. In our opinion, the material United States federal income tax consequences to a purchaser of the Debt Securities are as set forth in the Registration Statement under the caption "Taxation - United States," subject to the qualifications and limitations set forth in the Registration Statement.

                  We hereby consent to the use of our name in, and the filing of this letter as an exhibit to, the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                              Very truly yours,



                                              /s/ Sullivan & Cromwell